Exhibit 10.2

PARK NATIONAL CORPORATION
2017 LONG-TERM INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS
The purpose of this Plan is to foster and promote the long-term financial success of the Company and the Affiliates and to increase shareholder value by motivating the performance of Directors through incentive compensation. This Plan also is intended to encourage Participants to acquire and maintain an ownership interest in the Company, enable the Company and the Affiliates to attract and retain talented directors and affiliate/advisory board members, and allow Participants to participate in the Company’s long-term growth and financial success.
This Plan, together with the Park National Corporation 2017 Long-Term Incentive Plan for Employees, are intended to replace, in its entirety, the Park National Corporation 2013 Long-Term Incentive Plan. Upon approval of this Plan by the Company’s shareholders, the right of the Company to make additional grants under the Park National Corporation 2013 Long-Term Incentive Plan to Directors will be immediately terminated.
ARTICLE I
DEFINITIONS
When used in this Plan, the following capitalized words, terms and phrases shall have the meanings set forth in this Article I. For purposes of this Plan, the form of any word, term or phrase shall include any and all of its other forms.
1.1“Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.
1.2“Affiliate” means any entity with whom the Company would be considered a single employer under Section 414(b) or Section 414(c) of the Code, but modified as permitted under Treasury Regulations promulgated under any Code section relevant to the purpose for which the definition is applied and including any “parent corporation” or “subsidiary corporation” as defined under Section 424(e) and Section 424(f) of the Code.
1.3“Award” means any Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award or Cash-Based Award granted pursuant to this Plan.
1.4“Award Agreement” means any written or electronic agreement between the Company or any Affiliate and a Participant that describes the terms and conditions of an Award. If there is a conflict between the terms of this Plan and the terms of an Award Agreement, the terms of this Plan shall govern.
1.5“Board” means the Board of Directors of the Company.
1.6“Cash-Based Award” means a cash Award granted pursuant to Article X of this Plan.
1.7“Cause” means, unless otherwise provided in the related Award Agreement or in any other agreement between the Participant and the Company or any Affiliate (but only within the context of the events contemplated by the other agreement, as applicable), a Participant’s: (a) willful and continued failure to substantially perform assigned duties; (b) gross misconduct; (c) breach of any written covenant or of any term of any agreement with the Company or any Affiliate, including this Plan and any Award Agreement; (d) commission of a felony or of a gross misdemeanor involving moral turpitude in connection with the Participant’s service with the Company or any Affiliate, or commission of a crime other than a felony which involves a breach of trust or fiduciary duty, in each case whether or not involving the Company or any Affiliate; (e) fraud, disloyalty, dishonesty or willful violation of any law, rule or regulation or of the Company’s Code of Business Conduct or any other policy of the Company or any Affiliate that applies to the Participant; or (f) issuance of an order for removal of the Participant by any agency which regulates the activities of the Company or any Affiliate.

1.8“Change in Control” means, unless otherwise provided in any agreement between the Participant and the Company or any Affiliate (but only within the context of the events contemplated by the agreement, as applicable), the occurrence of any of the following:

(a)
the members of the Board on the effective date of this Plan (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the members of the Board; provided, however, that any individual becoming a director of the Company after the effective date of this Plan whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the then Incumbent Directors shall also be treated as an Incumbent Director, but excluding any individual whose initial assumption of office occurs as a result of a proxy contest or any agreement arising out of an actual or threatened proxy contest;

(b)
the acquisition by any person or group (within the meaning of Section 13(d) and Section 14(d)(2) of the Act), other than the Company, any Affiliate or any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act), directly or indirectly, of 25% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors of the Company; provided, however, that the provisions of this Section 1.8(b) shall not include the acquisition of voting securities by any entity or person with respect to which the acquirer has filed SEC Schedule 13G (or any successor form or filing) indicating that the voting securities were not acquired and are not held for the purpose of or with the effect of changing or influencing, directly or indirectly, the Company’s management or policies, unless and until that entity or person indicates that its intent has changed by filing SEC Schedule 13D (or any successor form or filing);

(c)
the consummation of a merger, consolidation or other business combination of the Company with or into another entity, or the acquisition by the Company of assets, shares or equity interests of another entity, as a result of which the shareholders of the Company immediately prior to such merger, consolidation, other business combination or acquisition do not immediately thereafter beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such merger, consolidation or other business combination of the Company;

(d)	the sale or other disposition of all or substantially all of the assets of the Company;

(e)	the sale or other disposition of all or substantially all of the assets of The Park National Bank or the change in the ownership or effective control of The Park National Bank; or

(f)	the liquidation or dissolution of the Company.
Notwithstanding the foregoing, with respect to the payment, exercise or settlement of any Award that is subject to Section 409A of the Code (and for which no exception applies), a Change in Control shall be deemed not to have occurred unless the events or circumstances constituting the Change in Control also constitute a “change in control event” within the meaning of Section 409A of the Code and the Treasury Regulations promulgated thereunder.
1.9“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.
1.10“Committee” means the Board.
1.11“Common Shares” means the common shares, without par value, of the Company or any security of the Company issued in satisfaction, in exchange or in place of the Common Shares.
1.12“Company” means Park National Corporation, an Ohio corporation, and any successor thereto.

1.13“Director” means a person who is a member of the Board, excluding any member who is an Employee. “Director” also means a non-employee member of the board of directors of a “subsidiary corporation” as defined in Section 424(f) of the Code or a non-employee member of the affiliate/advisory board of a division of such a “subsidiary corporation,” in each case who is not also a director of the Company.
1.14“Disability” means:

(a)
with respect to the payment, exercise or settlement of any Award that is (or becomes) subject to Section 409A of the Code (and for which no exception applies): (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (ii) the Participant is determined to be totally disabled by the Social Security Administration; and

(b)
with respect to a Participant’s right to exercise or receive settlement of any Award or with respect to the payment, exercise or settlement of any Award not described in Section 1.14(a) of this Plan, a Participant’s inability (established by an independent physician selected by the Committee and reasonably acceptable to the Participant or to the Participant’s legal representative) due to illness, accident or otherwise to perform the Participant’s duties, which is expected to be permanent or for an indefinite duration longer than 12 months.

1.15“Employee” means any person who is a common law employee of the Company or any Affiliate. A person who is classified as other than a common law employee, but who is subsequently reclassified as a common law employee, of the Company or any Affiliate for any reason and on any basis shall be treated as a common law employee only from the date such reclassification occurs and shall not retroactively be reclassified as an Employee for any purpose under this Plan.
1.16“Fair Market Value” means the value of one Common Share on any relevant date, determined under the following rules:

(a)	If the Common Shares are traded on an exchange, the reported “closing price” on the relevant date if it is a trading day, otherwise on the immediately preceding trading day;

(b)
If the Common Shares are traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the relevant date if it is a trading day, otherwise on the immediately preceding trading day; or

(c)
If neither Section 1.16(a) nor Section 1.16(b) of this Plan applies, (i) with respect to Options, Stock Appreciation Rights and any Award that is subject to Section 409A of the Code, the value as determined by the Committee through reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Section 409A of the Code and the Treasury Regulations promulgated thereunder, and (ii) with respect to all other Awards, the fair market value as determined by the Committee in good faith.

1.17“Option” means an option to purchase Common Shares which is granted pursuant to Article V of this Plan. For purposes of this Plan, an Option may only be a nonqualified stock option that is not intended to meet the requirements of Section 422 of the Code.
1.18“Other Stock-Based Award” means an Award granted pursuant to Article IX of this Plan.
1.19“Participant” means a Director who is granted an Award under this Plan.
1.20“Plan” means the Park National Corporation 2017 Long-Term Incentive Plan for Non-Employee Directors, as set forth herein and as may be amended from time to time.

1.21“Restricted Stock” means an Award granted pursuant to Article VII of this Plan through which a Participant is issued Common Shares which are subject to specified restrictions on vesting and transferability.
1.22“Restricted Stock Unit” means an Award granted pursuant to Article VIII of this Plan under which a Participant is issued a right to receive a specified number of Common Shares or a cash payment equal to a specified number of Common Shares, the settlement of which is subject to specified restrictions on vesting and transferability.
1.23“Retirement” means retirement as defined in the Award Agreement between the Participant and the Company.
1.24“Stock Appreciation Right” means an Award granted pursuant to Article VI of this Plan through which a Participant is given the right to receive the difference between the Fair Market Value of a Common Share on the date of grant and the Fair Market Value of a Common Share on the date of exercise of the Award.
ARTICLE II
COMMON SHARES SUBJECT TO PLAN
2.1Number of Common Shares Available for Awards. Subject to this Article II, the aggregate number of Common Shares with respect to which Awards may be granted under this Plan shall be 150,000. The Common Shares to be issued and delivered under this Plan may consist of either Common Shares currently held or Common Shares subsequently acquired by the Company as treasury shares, including Common Shares purchased in the open market or in private transactions. No newly-issued Common Shares shall be delivered under this Plan. Subject to this Article II: (a) the total number of Common Shares available for issuance under this Plan shall be reduced by the number of Common Shares subject to grant under an Award; and (b) any Common Shares underlying such Award that become available for future grant pursuant to Section 2.2 of this Plan shall be added back to this Plan in an amount equal to the number of Common Shares subject to such Award that become available for future grant under this Plan. Without limiting the foregoing, with respect to any Stock Appreciation Right that is settled in Common Shares, the full number of Common Shares subject to the Award shall count against the number of Common Shares available for Awards under this Plan regardless of the number of Common Shares used to settle the Stock Appreciation Right upon exercise.
2.2Share Usage. In addition to the number of Common Shares provided for in Section 2.1 of this Plan, the following Common Shares shall be available for Awards under this Plan: (a) Common Shares covered by an Award that expires or is forfeited, canceled, surrendered or otherwise terminated without the issuance of such Common Shares; (b) Common Shares covered by an Award that, by the terms of the Award, may be settled only in cash; (c) Common Shares granted through the assumption of, or in substitution for, outstanding awards granted by another entity to individuals who become Directors as the result of a merger, consolidation, acquisition or other corporate transaction involving such other entity and the Company or any of the Affiliates; and (d) any Common Shares from Awards exercised for or settled in vested and nonforfeitable Common Shares that are later returned to the Company pursuant to any compensation recoupment policy, provision or agreement. Nothing in the foregoing shall be construed as permitting any Common Shares surrendered upon exercise of an Award as payment of the applicable exercise price or withheld to satisfy any applicable taxes to again be available for Awards under this Plan.
2.3Fiscal Year Limits. Subject to Section 2.4 of this Plan, during any fiscal year of the Company, the Committee may not: (a) make grants of all forms of Awards to all Participants in this Plan covering more than an aggregate of 15,000 Common Shares; or (b) make grants of all forms of Awards to a single Non-Employee Director Participant covering more than an aggregate of 1,000 Common Shares.
2.4Adjustments. In the event of any Common Share dividend or split, recapitalization (including payment of an extraordinary dividend), merger, reorganization, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of Common Shares or any other change affecting the Common Shares, the Committee shall make such substitutions and adjustments, if any, as the Committee deems equitable and appropriate to (a) the aggregate number of Common Shares with respect to which Awards may be granted under this Plan, (b) any Common Share-based limits imposed under this Plan, and (c) the exercise price, number of Common Shares and other terms or limitations applicable to outstanding Awards. Notwithstanding the foregoing, an adjustment pursuant to this Section 2.4 shall be made only to the extent such adjustment complies with Section 409A of the Code, to the extent applicable.

ARTICLE III
ADMINISTRATION
3.1In General. This Plan shall be administered by the Committee. The Committee shall have full power and authority to: (a) interpret this Plan and any Award Agreement; (b) establish, amend and rescind any rules and regulations relating to this Plan; (c) select Participants; (d) establish the terms and conditions of any Award consistent with the terms and conditions of this Plan; and (e) make any other determinations that the Committee deems necessary or desirable for the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Award Agreement in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of this Plan shall be made in the Committee’s sole and absolute discretion and shall be final, conclusive and binding on all persons.
3.2Delegation of Duties. In the Committee’s sole discretion, the Committee may delegate any ministerial duties associated with this Plan to any person (including Employees) the Committee deems appropriate, including authority to execute Award Agreements on behalf of the Company or an Affiliate; provided, however, that the Committee may not delegate (a) any duties that the Committee is required to discharge to comply with Section 162(m) of the Code or any other applicable law, (b) the Committee’s authority to grant Awards to any Participant who is subject to Section 16 of the Act, and (c) the Committee’s authority under the Company’s equity award granting policy that may be in effect from time to time.
3.3Award Agreement. The Committee will prepare and deliver an Award Agreement to each affected Participant that: (a) will describe the terms of the Award, including (i) the type of Award and when and how the Award may be exercised or earned, (ii) any exercise price associated with the Award, and (iii) how the Award will or may be settled; and (b) to the extent different from the terms of this Plan, will describe (I) any conditions that must be met before the Award may be exercised or earned, (II) any objective restrictions placed on an Award and any performance-related conditions that must be met before those restrictions will be released, and (III) any other applicable terms and conditions affecting the Award.
ARTICLE IV
ELIGIBILITY
Any Director selected by the Committee shall be eligible to be a Participant in this Plan.
ARTICLE V
OPTIONS
5.1Grant of Options. Subject to the terms and conditions of this Plan, Options may be granted to Participants in such number, and upon such terms and conditions, as determined by the Committee in the Committee’s sole discretion, to the extent that such terms and conditions are consistent with the provisions of this Article V and this Plan.
5.2Award Agreement. Each Option shall be evidenced by an Award Agreement that specifies the exercise price, the term of the Option, the number of Common Shares covered by the Option, the conditions upon which the Option becomes vested and exercisable and such other terms and conditions as the Committee determines and which are not inconsistent with the terms and conditions of this Plan.
5.3Exercise Price. The exercise price per Common Share of an Option shall be determined by the Committee at the time the Option is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price of any Option be less than one hundred percent (100%) of the Fair Market Value of a Common Share on the date of grant.
5.4Term. The term of an Option shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Option exceed ten years from the date of grant of the Option.

5.5Exercisability. Options shall become exercisable at such times and upon such terms and conditions as determined by the Committee and set forth in the related Award Agreement. Such terms and conditions may include, without limitation, the satisfaction of (a) performance goals and (b) time-based vesting requirements.
5.6Exercise of Options. Except as otherwise provided in this Plan or in a related Award Agreement, an Option may be exercised for all or any portion of the Common Shares for which the Option is then exercisable. An Option shall be exercised by the delivery of a notice of exercise to the Company or the Company’s designee in a form specified by the Committee which sets forth the number of Common Shares with respect to which the Option is to be exercised and full payment of the exercise price for such Common Shares. The exercise price of an Option may be paid (a) in cash or its equivalent, (b) by tendering (either by actual delivery or attestation) previously acquired Common Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate exercise price, provided that such Common Shares were held for at least six months or such other period required to obtain favorable accounting treatment, (c) by a cashless exercise (including by withholding Common Shares deliverable upon exercise and through a broker-assisted arrangement to the extent permitted by applicable law), (d) by a combination of the methods described in clauses (a), (b) and (c), or (e) though any other method approved by the Committee in the Committee’s sole discretion. As soon as practicable after receipt of the notification of exercise and full payment of the exercise price, the Company shall cause the appropriate number of Common Shares to be issued to the Participant.
ARTICLE VI
STOCK APPRECIATION RIGHTS
6.1Grant of Stock Appreciation Rights. Subject to the terms and conditions of this Plan, Stock Appreciation Rights may be granted to Participants in such number, and upon such terms and conditions, as determined by the Committee in the Committee’s sole discretion, to the extent that such terms and conditions are consistent with the provisions of this Article VI and this Plan.
6.2Award Agreement. Each Stock Appreciation Right shall be evidenced by an Award Agreement that specifies the exercise price, the term of the Stock Appreciation Right, the number of Common Shares covered by the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right becomes vested and exercisable and such other terms and conditions as the Committee determines and which are not inconsistent with the terms and conditions of this Plan.
6.3Exercise Price. The exercise price per Common Share of a Stock Appreciation Right shall be determined by the Committee at the time the Stock Appreciation Right is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price of any Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a Common Share on the date of grant.
6.4Term. The term of a Stock Appreciation Right shall be determined by the Committee and set forth in the related Award Agreement; provided however, that in no event shall the term of any Stock Appreciation Right exceed ten years from the date of grant of the Stock Appreciation Right.
6.5Exercisability of Stock Appreciation Rights. A Stock Appreciation Right shall become exercisable at such times and upon such terms and conditions as determined by the Committee and set forth in the related Award Agreement. Such terms and conditions may include, without limitation, the satisfaction of (a) performance goals and (b) time-based vesting requirements.
6.6Exercise of Stock Appreciation Rights. Except as otherwise provided in this Plan or in a related Award Agreement, a Stock Appreciation Right may be exercised for all or any portion of the Common Shares for which the Stock Appreciation Right is then exercisable. A Stock Appreciation Right shall be exercised by the delivery of a notice of exercise to the Company or the Company’s designee in a form specified by the Committee which sets forth the number of Common Shares with respect to which the Stock Appreciation Right is to be exercised. Upon exercise, a Stock Appreciation Right shall entitle a Participant to an amount equal to (a) the excess of (i) the Fair Market Value of a Common Share on the exercise date over (ii) the exercise price per Common Share, multiplied by (b) the number of Common Shares with respect to which the Stock Appreciation Right is exercised. A Stock Appreciation Right may be settled in full Common Shares, in cash or in a combination thereof, as specified by the Committee in the related Award Agreement.
ARTICLE VII
RESTRICTED STOCK
7.1Grant of Restricted Stock. Subject to the terms and conditions of this Plan, shares of Restricted Stock may be granted to Participants in such number, and upon such terms and conditions, as determined by the Committee in the Committee’s sole discretion, to the extent that such terms and conditions are consistent with the provisions of this Article VII and this Plan.
7.2Award Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that specifies the number of shares of Restricted Stock, the restricted period(s) applicable to the shares of Restricted Stock, the conditions upon which the restrictions on the shares of Restricted Stock will lapse and such other terms and conditions as the Committee determines and which are not inconsistent with the terms and conditions of this Plan.
7.3Terms, Conditions and Restrictions.

(a)
In General. The Committee shall impose such other terms, conditions or restrictions on any shares of Restricted Stock as the Committee may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each share of Restricted Stock, restrictions based on the achievement of specific performance goals, time-based restrictions, holding requirements or sale restrictions placed on the underlying Common Shares by the Company upon vesting of such Restricted Stock.

(b)
Retention of Certificates. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing shares of Restricted Stock in the Company’s possession until such time as all terms, conditions and restrictions applicable to such shares of Restricted Stock have been satisfied or lapse.

(c)
Lapse of Restrictions. Unless otherwise provided in the related Award Agreement or required by applicable law, the restrictions imposed on shares of Restricted Stock shall lapse upon the expiration or termination of the applicable restricted period and the satisfaction of any other applicable terms and conditions.

7.4Rights Associated with Restricted Stock during Restricted Period. During any restricted period:

(a)	Non-Transferability. The shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated; and

(b)
Voting of Restricted Stock. Unless otherwise provided in the related Award Agreement, the Participant shall be entitled to exercise in full any voting rights associated with such shares of Restricted Stock.

(c)
Treatment of Dividends. The Participant shall be entitled to all dividends and other distributions paid with respect to such shares of Restricted Stock during the restricted period; provided, however, that receipt of any such dividends or other distributions will be subject to the same terms and conditions as the shares of Restricted Stock with respect to which they are paid. This means that cash dividends and dividends paid in Common Shares will be retained by the Company and subject to the same risk of forfeiture as the shares of Restricted Stock with respect to which the cash or Common Share dividends are paid until the underlying restrictions lapse and such retained dividends shall be forfeited to the extent that the Participant forfeits the shares of Restricted Stock on which the retained dividends were declared.

ARTICLE VIII
RESTRICTED STOCK UNITS
8.1Grant of Restricted Stock Units. Subject to the terms and conditions of this Plan, Participants may be granted Restricted Stock Units in such number and upon such terms and conditions as determined by the Committee in the Committee’s sole discretion, to the extent that such terms and conditions are consistent with the provisions of this Article VIII and this Plan.
8.2Award Agreement. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that specifies the number of Common Shares underlying the Award, the restricted period(s), the conditions upon which the restrictions on the Restricted Stock Units will lapse, the time at which and form in which the Restricted Stock Units will be settled, and such other terms and conditions as the Committee determines and which are not inconsistent with the terms and conditions of this Plan.
8.3Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and restrictions on any Award of Restricted Stock Units as the Committee may deem advisable, including, without limitation, restrictions based on the achievement of specific performance goals, time-based restrictions, holding requirements or sale restrictions placed on the underlying Common Shares by the Company upon vesting of such Restricted Stock Units.
8.4Form of Settlement. An Award of Restricted Stock Units may be settled in full Common Shares, in cash or in a combination thereof, as specified by the Committee in the related Award Agreement.
8.5Dividend Equivalents. Awards of Restricted Stock Units may provide the Participant with dividend equivalents, as determined by the Committee in the Committee’s sole discretion and as set forth in the related Award Agreement; provided, however, that such dividend equivalents shall be subject to the same terms and conditions, including the applicable forfeiture conditions, as the Restricted Stock Units. This means that no amount shall be paid in connection with a dividend equivalent right until Common Shares are issued or cash is paid in connection with the Restricted Stock Units and any dividend equivalents shall be forfeited to the extent that the Participant forfeits the related Restricted Stock Units.
8.6No Voting Rights. In no event will a Participant have any voting rights with respect to the Common Shares underlying the Restricted Stock Units.
ARTICLE IX
OTHER STOCK-BASED AWARDS
9.1Grant of Other Stock-Based Awards. Subject to the terms and conditions of this Plan, Other Stock-Based Awards may be granted to Participants in such number, and upon such terms and conditions, as determined by the Committee in the Committee’s sole discretion, to the extent such terms and conditions are consistent with the provisions of this Article IX and this Plan. Other Stock-Based Awards are Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of, the Common Shares, and shall be in such form as the Committee determines, including, without limitation, unrestricted Common Shares.
9.2Award Agreement. Each Other Stock-Based Award shall be evidenced by an Award Agreement that specifies the terms and conditions upon which the Other Stock-Based Award becomes vested, if applicable, the time and method of settlement, the form of settlement and such other terms and conditions as the Committee determines and which are not inconsistent with the terms and conditions of this Plan.
9.3Form of Settlement. An Other Stock-Based Award may be settled in full Common Shares, as specified by the Committee in the related Award Agreement.
9.4Dividend Equivalents. Awards of Other Stock-Based Awards may provide the Participant with dividend equivalents, as determined by the Committee in the Committee’s sole discretion and as set forth in the related Award

Agreement; provided, however, that such dividend equivalents shall be subject to the same terms and conditions, including the applicable forfeiture conditions, as the Other Stock-Based Award. This means that no amount shall be paid in connection with a dividend equivalent right until Common Shares are issued or cash is paid in connection with the Other Stock-Based Award and any dividend equivalents shall be forfeited to the extent that the Participant forfeits the related Other Stock-Based Award.
ARTICLE X
CASH-BASED AWARDS
10.1Grant of Cash-Based Award. Subject to the terms and conditions of this Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such other terms and conditions as determined by the Committee in the Committee’s sole discretion.
10.2Award Agreement. Each Cash-Based Award shall be evidenced by an Award Agreement that specifies the payment amount or payment range, the time and method of settlement and the other terms and conditions, as applicable, of such Award, including, without limitation, performance objectives.
ARTICLE XI
TERMINATION OF SERVICE
11.1In General. With respect to each Award granted under this Plan, the Committee shall, subject to the terms and conditions of this Plan, determine the extent to which the Award shall vest and the extent to which the Participant shall have the right to exercise or receive settlement of the Award on or following the Participant’s termination of service with the Company or any of the Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the related Award Agreement, need not be uniform among all Awards granted under this Plan and may reflect distinctions based on the reasons for termination.
11.2Acceleration of Vesting. Except as otherwise provided in this Plan, the vesting conditions of an Award may only be accelerated upon the death or termination due to Disability or Retirement, or involuntary termination without Cause of the Participant.
ARTICLE XII
CHANGE IN CONTROL
12.1Rights in Event of a Change in Control. Except as otherwise provided in the related Award Agreement and subject to the provisions of Section 12.2 and Section 12.3 of this Plan, in the event of a Change in Control, the Committee, in the Committee’s sole discretion, may take any actions the Committee deems necessary or desirable with respect to any Award that is outstanding as of the date of the consummation of the Change in Control. Such actions may include, without limitation (a) the acceleration of the vesting, settlement or exercisability of an Award as described in Section 12.2 of this Plan, (b) the payment of a cash amount in exchange for the cancellation of an Award, or (c) the issuance of substitute Awards that substantially preserve the value, rights and benefits of any Award affected by the Change in Control. Any action relating to an Award that is subject to Section 409A of the Code shall be consistent with the requirements thereof.
12.2Effect of Change in Control. Except as otherwise provided in the related Award Agreement, in the event of a Change in Control, a Participant shall vest in all unvested Awards in full (and, if the Award was granted subject to the attainment of performance goals, as though the performance goals were achieved at the level of achievement which would have been achieved if the performance period had begun on the date the performance period actually commenced as provided in the related Award Agreement and ended on December 31 of the fiscal year most recently completed prior to the Change in Control) (a) if the Participant’s service is terminated for any reason other than for Cause within 12 months following the Change in Control or (b) if the Awards are canceled and the Participant is not granted substitute Awards that substantially preserve the value, rights and benefits of any affected Awards.

12.3Effect of Section 280G of the Code. Unless specified otherwise in the related Award Agreement or in another written agreement between the Company or any Affiliate and a Participant, if the Company or any Affiliate concludes that any payment or benefit due to a Participant under this Plan, when combined with any other payment or benefit due to the Participant from the Company or any other entity (collectively, the “Payor”) would be considered a “parachute payment” as defined in Section 280G of the Code, the Payor will reduce the payments and benefits due to the Participant under this Plan to $1.00 less than the amount that would otherwise be considered a “parachute payment” within the meaning of Section 280G of the Code. Any reduction pursuant to this Section 12.3 shall be made in compliance with Section 409A of the Code and the Treasury Regulations promulgated thereunder.
ARTICLE XIII
AMENDMENT OR TERMINATION OF THIS PLAN
13.1In General. The Board may amend or terminate this Plan at any time; provided, however, that no amendment or termination may be made without the approval of the Company’s shareholders to the extent that (a) the amendment materially increases the benefits accruing to Participants under this Plan, (b) the amendment materially increases the aggregate number of Common Shares authorized for grant under this Plan (excluding an increase in the number of Common Shares with respect to which Awards may be granted under this Plan as a result of Section 2.4 of this Plan), (c) the amendment materially modifies the requirements as to eligibility for participation in this Plan, or (d) such approval is required by any law, regulation or stock exchange rule.
13.2Repricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any Common Share dividend, Common Share split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of Common Shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without shareholder approval.
ARTICLE XIV
TRANSFERABILITY
14.1No Assignment or Transfer. Except as described in Section 14.2 or as provided in a related Award Agreement, an Award may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution and, during a Participant’s lifetime and an Award may be exercised only by the Participant or the Participant’s guardian or legal representative. Notwithstanding any provision contained in this Article XIV, no Award may be transferred by a Participant for value or consideration.
14.2Restrictions on Resale or Other Disposition. Any Award may be subject to such terms, conditions and restrictions on sale or transfer as the Committee deems appropriate and advisable, as specified by the Committee in the related Award Agreement.
14.3Beneficiary. Unless otherwise specifically designated by the Participant in writing, a Participant’s beneficiary under this Plan shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate.
ARTICLE XV
MISCELLANEOUS
15.1No Right to Continued Service or to Awards. The granting of an Award under this Plan imposes no obligation on the Company or any Affiliate to continue the service of a Participant nor interferes with or limits the right of the Company or any Affiliate to terminate the service of any Participant (to the extent permitted under applicable law). In addition, no Director has any right to be granted any Award, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards and the Committee’s interpretations and determinations with respect thereto need not be the same with respect to each Participant.

15.2Tax Withholding.

(a)
The Company or an Affiliate, as applicable, shall have the power and the right to deduct, withhold or collect any amount required by law or regulation to be withheld with respect to any taxable event arising with respect to an Award granted under this Plan. This amount may, as determined by the Committee in the Committee’s sole discretion, be (i) withheld from other amounts due to the Participant, (ii) withheld from the value of any Award being settled or any Common Shares being transferred in connection with the exercise or settlement of an Award, (iii) withheld from the vested portion of any Award (including the Common Shares transferable thereunder), whether or not being exercised or settled at the time the taxable event arises, or (iv) collected directly from the Participant.

(b)
Subject to the approval of the Committee, a Participant may elect to satisfy the tax withholding requirement, in whole or in part, by having the Company or an Affiliate, as applicable, withhold Common Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction, or such higher withholding elected by the Participant provided that such higher withholding would not have a negative accounting impact for the Company or an Affiliate. Any Common Shares to be withheld in accordance with this Section 15.2(b) must otherwise be distributable to the Participant at the time of the withholding or if such Common Shares are not otherwise distributable at the time of the withholding, the Participant must have a vested right to distribution of such Common Shares at such time. All such elections shall be irrevocable and made in writing and shall be subject to any terms and conditions that the Committee, in the Committee’s sole discretion, deems appropriate.

15.3Requirements of Law. The grant of Awards and the issuance of Common Shares shall be subject to all applicable laws, rules and regulations (including applicable federal and state securities laws) and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Without limiting the foregoing, the Company has no obligation to issue Common Shares under this Plan prior to (a) receipt of approvals from any governmental agency or stock exchange that the Committee deems necessary and (b) completion of registration or other qualification of the Common Shares under any applicable federal or state law or ruling of any governmental agency that the Committee deems necessary.
15.4Legends. Certificates for Common Shares delivered under this Plan may be subject to such stop transfer orders and other transfer restrictions that the Committee deems advisable under the terms of this Plan or any Award Agreement or under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Shares are then listed, or any other applicable federal or state securities law. The Committee may cause a legend to be placed on any certificates issued under this Plan to make appropriate reference to restrictions within the scope of this Section.
15.5Uncertificated Common Shares. To the extent that this Plan provides for the issuance of certificates to reflect the delivery of Common Shares, the delivery of Common Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.
15.6Governing Law. This Plan and all Award Agreements shall be governed by and construed in accordance with the laws (other than laws governing conflicts of laws) of the State of Ohio.
15.7No Impact on Benefits. Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.
15.8Rights as a Shareholder. Except as otherwise provided in this Plan or in a related Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Common Shares covered by an Award unless and until the Participant becomes the record holder of such Common Shares.

15.9Successors and Assigns. This Plan shall be binding on all successors and assigns of the Company and each Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.
15.10Section 409A of the Code.

(a)
Awards granted pursuant to this Plan that are subject to Section 409A of the Code, or that are subject to Section 409A of the Code but for which an exception applies, are intended to comply with or be exempt from Section 409A of the Code and the Treasury Regulations promulgated thereunder, and this Plan shall be interpreted, administered and operated accordingly.

(b)
If a Participant is determined to be a “specified employee” (within the meaning of Section 409A of the Code and as determined under the Company’s policy for determining specified employees), the Participant shall not be entitled to payment or to distribution of any portion of an Award that is subject to Section 409A of the Code (and for which no exception applies) and is payable or distributable on account of the Participant’s “separation from service” (within the meaning of Section 409A of the Code) until the expiration of six months from the date of such separation from service (or, if earlier, the Participant’s death). Such Award, or portion thereof, shall be paid or distributed on the first business day of the seventh month following such separation from service.

(c)
Nothing in this Plan shall be construed as an entitlement to or guarantee of any particular tax treatment to a Participant, and none of the Company, any Affiliate, the Board or the Committee shall have any liability with respect to any failure to comply with the requirements of Section 409A of the Code.

15.11Savings Clause. In the event that any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
ARTICLE XVI
EFFECTIVE DATE AND TERM OF THIS PLAN
16.1In General. The effective date of this Plan is the date this Plan is approved by the Company’s shareholders. No Awards shall be granted under this Plan after the tenth anniversary of the effective date of this Plan or, if earlier, the date this Plan is terminated. Notwithstanding the foregoing, the termination of this Plan shall not preclude the Company from complying with the terms of Awards outstanding on the date this Plan terminates.